SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.    20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

May 11, 2007

TXCO Resources Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-9120	84-0793089
(State of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

777 E. Sonterra Blvd., Suite 350
San Antonio, Texas	78258
(Address of principal executive offices)	(Zip Code)

(210) 496-5300
(Registrant's telephone number,
including area code)

The Exploration Company of Delaware, Inc.
(Former Name)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:  Departures of Directors or Principal Officers; Election of Directors; Appointment of
                   Certain Officers; Compensatory Arrangements of Certain Officers

    On May 11, 2007, the Board of Directors of the Company approved new base salaries for certain executive officers. The new annual base salaries, shown in the table below, are effective May 15, 2007.

Name and Position	New Base Salary

James J. Bookout Vice President, Chief Operating Officer	$200,000

M. Frank Russell Vice President and General Counsel	$185,000

P. Mark Stark Vice President, Treasurer and Chief Financial Officer	$220,000

Roberto R. Thomae Corporate Secretary and Vice President Capital Markets	$185,000

    The Board also approved grants of restricted stock to non-employee directors and certain officers of the Company, and authorized James E. Sigmon to make additional grants of restricted common stock under the 2005 Incentive Plan to other employees. Non-employee directors were granted 10,000 shares each that vest one year from the date of grant. Grants to directors and named executive officers are shown in the following table.

Name and Position	Restricted Shares Granted	Vesting Schedule

Michael J. Pint. Director	10,000	All shares shall vest on May 11, 2008

Alan L. Edgar Director	10,000	All shares shall vest on May 11, 2008

Robert L. Foree Director	10,000	All shares shall vest on May 11, 2008

Dennis B. Fitzpatrick Director	10,000	All shares shall vest on May 11, 2008

Jon Michael Muckleroy Director	10,000	All shares shall vest on May 11, 2008

James J. Bookout Vice President, Chief Operating Officer	20,000	One-third each shall vest on May 11 of 2008, 2009 and 2010.

M. Frank Russell Vice President and General Counsel	20,000	One-third each shall vest on May 11 of 2008, 2009 and 2010.

P. Mark Stark Vice President, Treasurer and Chief Financial Officer	20,000	One-third each shall vest on May 11 of 2008, 2009 and 2010.

Roberto R. Thomae Corporate Secretary and Vice President Capital Markets	20,000	One-third each shall vest on May 11 of 2008, 2009 and 2010.

Item 5.02:  Departures of Directors or Principal Officers; Election of Directors; Appointment of
                  Principal Officers - continued

Effective May 11, 2007, Gary S. Grinsfelder was named Vice President of Exploration. He will report to President and Chief Executive Officer, James E. Sigmon. Mr. Grinsfelder comes to TXCO from Output Exploration LLC where he was Executive Vice President of Exploration and Business Development. Before Mr. Grinsfelder joined Output in 1994, he was Vice President of Exploration for Triad Energy. He has also worked for Union Oil Company of California, American Petrofina and Spartan Petroleum Corporation. He holds a B.S. in Geology from Southern Methodist University, and pursued graduate studies at the University of Puerto Rico, and University of Houston.

The Company and Mr. Grinsfelder have entered into an oral agreement with respect to Mr. Grinsfelder's compensation and benefits, pursuant to which Mr. Grinsfelder will be entitled to:

●	Annual salary	$185,000
●	Cash bonus	at the discretion of the Board
●	Restricted stock	25,000 shares, vesting over 3 years
●	Change of Control agreement	two times annual salary upon a qualifying event
●	Insurance, 401K & other benefits	as available to all employees

A copy of the Company's press release announcing Mr. Grinsfelder's appointment as our Vice President of Exploration is attached as Exhibit 99.2 to this Form 8-K.
Item 5.03:  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 11, 2007, the Registrant's shareholders approved the change of its name from The Exploration Company of Delaware, Inc., to TXCO Resources Inc., and increased the number of authorized common shares from 50,000,000 to 100,000,000. These changes require amendment of the Registrant's Restated Certificate of Incorporation. A conformed copy of the Certificate of Amendment to the Restated Certificate of Incorporation of The Exploration Company of Delaware, Inc., as filed with the State of Delaware on May 14, 2007, is provided as Exhibit 3.1 to this Form 8-K. A full amended and restated document will be provided with the Company's Form 10-Q for the second quarter of 2007.

 Item 7.01:  Regulation FD

The Registrant held its Annual Shareholders' Meeting on May 11, 2007 at 10:00 a.m. Slides used in the presentations are available on the Registrant's Web site at www.txco.com. An outline of the presentation slides has been included as Exhibit 99.1 to this Form 8-K.

All of the proposals included in the proxy statement were approved by the shareholders. The Registrant's name change to TXCO Resources Inc. was effective upon filing with the State of Delaware.

On May 14, 2007, the Company issued a press release announcing the appointment of Gary S. Grinsfelder as Vice President of Exploration of the Company. A copy of the press release is attached as Exhibit 99.2 to this Form 8-K. See Item 5.02 above.

Item 9.01:  Financial Statements and Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment to the Restated Certificate of Incorporation of The Exploration Company of Delaware, Inc.
99.1	Outline of presentation slides from Annual Shareholders' Meeting
99.2	Press release dated May 14, 2007, entitled "The Exploration Company's Shareholders Approve Name Change to TXCO Resources Inc. at Annual Meeting; Gary Grinsfelder Named Vice President of Exploration"

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

THE EXPLORATION COMPANY OF DELAWARE, INC.

Dated: May 16, 2007	/s/ P. Mark Stark
P. Mark Stark
Chief Financial Officer
(Principal Accounting and Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment to the Restated Certificate of Incorporation of The Exploration Company of Delaware, Inc.
99.1	Outline of presentation slides from Annual Shareholders' Meeting
99.2	Press release dated May 14, 2007, entitled "The Exploration Company's Shareholders Approve Name Change to TXCO Resources Inc. at Annual Meeting; Gary Grinsfelder Named Vice President of Exploration"

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